Exhibit 99.5

.MMMMMMMMMMMMMMMMMMMMMMMMMMMC123456789IMPORTANT SPECIAL MEETING INFORMATION000004000000000.000000 ext000000000.000000 extENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext 000000000.000000 ext000000000.000000 ext 000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your voting instruction card, you may choose one of the voting methods outlined below to vote. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on October 25, 2016. Vote by Internet • Go to www.investorvote.com/PBCP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure websiteVote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded messageSpecial Meeting Voting Instruction Card – 401(k) Plan1234 5678 9012 345q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against AbstainFor Against Abstain1. Approval of the Agreement and Plan of Merger, dated as of June 2, 2016 (the “Merger Agreement”), as it may be amended from time to time, by and between Prudential Bancorp, Inc., a Pennsylvania corporation, and Polonia Bancorp, Inc., a Maryland corporation.2. Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below.Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.MMMMMMMC 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND0 2 D V2 8 8 7 0 9 4MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND02F1QC

q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — Polonia Bancorp, Inc.Special Meeting of ShareholdersTuesday, October 25, 2016 11:00 a.m. (Eastern Time) 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, Pennsylvania This Proxy is Solicited by the Board of DirectorsPaul D. Rutkowski and Robert J. Woltjen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Polonia Bancorp, Inc. to be held on October 25, 2016, at 11:00 a.m. (Eastern Time), at 3993 Huntingdon Pike, 3rd Floor, Huntingdon Valley, PA, or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR the approval of the Agreement and Plan of Merger and FOR the approval of an adjournment of the special meeting, if necessary, to solicit additional proxies.In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)

Dear 401(k) Plan Participant:On behalf of the Board of Directors of Polonia Bancorp, Inc. (the “Company”), please find enclosed a voting instruction card for the purpose of conveying your voting instructions to Joseph T. Svetik and Paul D. Rutkowski (the “Trustees”) of the Polonia Bank Retirement Plan (the “401(k) Plan”), on the proposals presented at the Special Meeting of Shareholders of the Company on October 25, 2016. Also enclosed is a Notice and Proxy Statement for the Company’s Special Meeting of Shareholders.As a 401(k) Plan participant investing in Polonia Bancorp common stock through the 401(k) Plan (the “Employer Stock Fund”), you are entitled to direct the Trustees regarding how to vote your interest in the Employer Stock Fund as of August 4, 2016, the record date for the Special Meeting of Shareholders.To direct the Trustees on how to vote your interest in the Employer Stock Fund, please complete, sign and return the enclosed 401(k) Plan voting instruction card in the postage paid envelope. Computershare will tabulate your vote on behalf of the Trustees if it is received by October 18, 2016. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Polonia Bank.If you participate in several stock-based benefit plans you will receive multiple voting instruction cards. Please submit all voting instruction cards you receive.Sincerely, Paul D. Rutkowski Chief Financial Officer and Corporate Secretary